Exhibit 99.1

For Immediate Release

     OPENTV REPORTS 2003 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

•	Revenues for the fourth quarter increased by 21% to $16.0 million compared to the prior year. Revenues for the full year increased by 7.5% to $64.2 million compared to the prior year.

•	Operating expenses in the fourth quarter improved by 49%, declining from $56.4 million in the fourth quarter of 2002 to $28.9 million in 2003. For the year, operating expenses improved by 84%, declining from $718.3 million to $117.7 million in 2003.

•	“Adjusted EBITDA” (loss) improved by 83%, with a loss for the quarter of $6.2 million, compared to a loss of $36.9 million in the prior year. For the year, Adjusted EBITDA improved by 66%, with a loss of $29.6 million compared to a loss of $87.7 million in the prior year.

SAN FRANCISCO, CA, March 15, 2004 — OpenTV (NASDAQ: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter and year ended December 31, 2003.

“OpenTV successfully focused this year on increasing our revenues and carefully controlling our expenses,” said OpenTV Chief Executive Officer, James Ackerman. “We have largely completed the integration of our various products and technologies, following the many acquisitions we concluded in the last two years, and we can now effectively provide our clients a significantly enhanced technology offering, and a broad range of interactive content and applications, ranging from targeted and addressable advertising, sports applications that enable viewers to select from multiple camera angles and listen to multiple audio feeds, to research and analysis, games and betting services. We believe that in 2004, we will truly be able to begin to showcase the interactive experiences that OpenTV technologies bring to our customers.”

Q4 2003 and Annual Financial Results

For the quarter ended December 31, 2003, OpenTV’s revenue increased 21% to $16.0 million for the quarter compared to $13.2 million for the quarter ended December 31, 2002. OpenTV’s loss from operations for the quarter ended December 31, 2003 decreased by 70% to $12.8 million, compared to a loss from operations of $43.3 million for the quarter ended December 31, 2002. The loss from operations for the quarter ended December 31, 2002 included a restructuring charge of $18.2 million. OpenTV’s net loss for the quarter ended December 31, 2003 decreased by 70% to $12.9 million, or $0.11 per share, compared to a net loss of $43.0 million, or $0.60 per share, for the quarter ended December 31, 2002. The net loss for the quarter ended December 31, 2002 did not include any impairment charges; for the period ended December 31, 2003, the company incurred impairment charges of $1.5 million.

For the year ended December 31, 2003, OpenTV’s revenue increased 7.5% to $64.2 million compared to $59.7 million for the year ended December 31, 2002. The increase in revenues for the year resulted principally from an increase in royalty payments derived from licensing transactions. OpenTV’s loss from operations for the year ended December 31, 2003 decreased by 92% to $53.5 million compared to a loss from operations of $658.6 million for the year ended December 31, 2002. The net loss for the year ended December 31, 2003 decreased by 93% to $54.1 million, or $0.57 per share, compared to $802.6 million, or $11.17 per share for the year ended December 31, 2002. The net loss in 2002 included impairment charges on goodwill and other intangible assets of $539.3 million and a charge of $129.9 million from the adoption of SFAS No. 142 on January 1, 2002. The net loss in 2003 included impairment charges on other intangible assets of $1.5 million.

Adjusted EBITDA improved by 83%, to a loss of $6.2 million for the quarter ended December 31, 2003 compared to a loss of $36.9 million for the quarter ended December 31, 2002. (Please see the description below of Non-GAAP financial measures included in this release.) For the year ended December 31, 2003, Adjusted EBITDA improved by 66%, to a loss of $29.6 million compared to a loss of $87.7 million for the year ended December 31, 2002.

Q4 2003 and Annual Financial Results

The following table provides reconciliations for 2003 and 2002 of Adjusted EBITDA to net loss (in millions):

	Quarter Ended December 31,			Year Ended December 31,
	2003	2002	Change	2003	2002	Change
Adjusted EBITDA	$(6.2)	$(36.9)	$30.7	$(29.6)	$(87.7)	$58.1
Depreciation and amortization	(2.0)	(2.7)		(7.5)	(10.3)
Amortization of intangible assets	(3.2)	(3.7)		(14.7)	(18.3)
Amortization of share-based compensation	0.1	0.1		(0.2)	(3.0)
Interest income	0.2	0.5		1.6	5.2
Other expense	—	—		(1.1)	(0.1)
Impairment of equity investments	—	—		—	(10.9)
Share of losses of equity investee	—	—		—	(7.3)
Minority interest	0.1	0.1		0.2	0.5
Impairment of intangible assets	(1.5)	—		(1.5)	(24.8)
Impairment of goodwill	—	—		—	(514.5)

Loss before income taxes and cumulative effect of accounting change, net of tax	(12.5)	(42.6)		(52.8)	(671.2)
Income tax expense	(0.4)	(0.4)		(1.3)	(1.5)

Loss before cumulative effect of accounting change, net of tax	(12.9)	(43.0)		(54.1)	(672.7)
Cumulative effect of accounting change	—	—		—	(129.9)

Net loss	$(12.9)	$(43.0)	$30.1	$(54.1)	$(802.6)	$748.5

As of December 31, 2003, OpenTV had cash, cash equivalents and marketable debt securities totaling $73.5 million compared to $79.4 million as of September 30, 2003. The principal use of cash during the quarter was to fund operations.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in the preceding table, removes the effects of amortization of share-based compensation, interest income, other expense, impairment of equity investments, share of losses of equity investee, minority interest, impairment of intangible assets and impairment of goodwill. OpenTV believes Adjusted EBITDA to be relevant and useful information for an investor since it is one of the measures used by OpenTV’s management to measure the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. Adjusted EBITDA is a non-GAAP performance measure, and does not take into account substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, the Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be affected.

The new rules on non-GAAP financial measures were released by the SEC in January 2003. OpenTV, in common with other registrants, is still in the process of interpreting the rules and monitoring developments and guidance by the SEC to ensure continued compliance. While OpenTV believes that the presentation in this press release complies with the new rules, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Q4 2003 and Annual Financial Results

Conference call details

OpenTV will conduct a conference call to discuss the Company’s fourth quarter and year end 2003 financial results. The details of the call are as follows:

Date and time:	Tuesday, March 16, 2004 at 2:00 PM PST
Dial-in number:	719-457-2727
Passcode: 463487
Playback number:	719-457-0820
Passcode: 463487

The conference call playback will be available through Tuesday, March 30, 2004 until 11:59 PM PST. The call playback will be available on the Investor Relations section of the OpenTV website at http://www.opentv.com

About OpenTV

One of the world’s leading interactive television companies, OpenTV provides a comprehensive suite of technology, content, games, tools, applications, and professional services that enables cable and satellite network operators in over 90 countries to deliver and manage iTV services on all major digital TV platforms. OpenTV has its Corporate Offices in San Francisco, California and regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

# # #

Contact:
Richard Hornstein
Chief Financial Officer
Tel: 415-962-5484
Investorrelations@opentv.com

Q4 2003 and Annual Financial Results

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$47,747	$38,568
Short-term marketable debt securities	10,577	26,940
Accounts receivable, net of allowance for doubtful accounts of $789 and $1,966 at December 31, 2003 and 2002, respectively	12,536	10,672
Prepaid expenses and other current assets	4,722	4,304

Total current assets	75,582	80,484
Long-term marketable debt securities	15,172	22,199
Property and equipment, net	11,689	15,020
Goodwill, net	70,398	45,416
Intangible assets, net	33,336	28,354
Other assets	13,378	5,863

Total assets	$219,555	$197,336

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,854	$5,252
Accrued liabilities	32,174	22,845
Accrued restructuring	7,789	14,615
Due to Liberty Broadband	630	1,156
Current portion of deferred revenue	9,740	6,340

Total current liabilities	56,187	50,208
Deferred revenue, less current portion	5,310	4,886

Total liabilities	61,497	55,094
Minority interest	1,075	1,246
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 88,969,550 and 41,587,033 shares issued and outstanding, including treasury shares, at December 31, 2003 and 2002, respectively	2,208,370	2,143,124
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	466,228	461,263
Treasury shares at cost, 76,327 and 50,629 shares at December 31, 2003 and 2002, respectively	(38)	(16)
Deferred share-based compensation	(36)	(221)
Accumulated other comprehensive income	201	494
Accumulated deficit	(2,553,695)	(2,499,601)

Total shareholders’ equity	156,983	140,996

Total liabilities, minority interest and shareholders’ equity	$219,555	$197,336

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
Royalties	$6,515	$3,809	$25,192	$20,052
Services, support and other	5,273	4,797	22,588	23,812
Fees and revenue shares	3,728	3,272	12,961	11,278
License fees	524	1,288	3,456	4,544

Total revenues	16,040	13,166	64,197	59,686
Operating expenses:
Cost of revenues(1)	12,608	14,331	45,713	47,344
Research and development(2)	8,685	8,355	25,321	35,200
Sales and marketing(3)	397	8,116	13,833	32,865
General and administrative(4)	3,804	5,061	15,168	21,141
Restructuring costs	(487)	18,242	6,587	29,414
Amortization of intangible assets	2,382	2,331	9,549	13,055
Impairment of intangible assets	1,497	—	1,497	24,796
Impairment of goodwill	—	—	—	514,501

Total operating expenses	28,886	56,436	117,668	718,316

Loss from operations	(12,846)	(43,270)	(53,471)	(658,630)
Interest income	241	542	1,572	5,205
Other expense, net	17	13	(1,103)	(66)
Impairment of equity investments	—	—	—	(10,923)
Share of losses of equity investee	—	—	—	(7,275)
Minority interest	58	153	171	518

Loss before income taxes and cumulative effect of accounting change	(12,530)	(42,562)	(52,831)	(671,171)
Income tax expense	(345)	(440)	(1,263)	(1,541)

Loss before cumulative effect of accounting change	(12,875)	(43,002)	(54,094)	(672,712)
Cumulative effect of accounting change, net of tax	—	—	—	(129,852)

Net loss	$(12,875)	$(43,002)	$(54,094)	$(802,564)

Net loss per share, basic and diluted:
Before cumulative effect of accounting change	$(0.11)	$(0.60)	$(0.57)	$(9.36)
Cumulative effect of accounting change, net of tax	—	—	—	(1.81)

	$(0.11)	$(0.60)	$(0.57)	$(11.17)

Shares used in per share calculation, basic and diluted	118,481,309	72,106,061	94,818,278	71,839,101

(1) Inclusive of $(50), $(75), $55 and $1,277 of share-based compensation for the three months ended December 31, 2003 and 2002, and for the year ended December 31, 2003 and 2002, respectively.

(2) Inclusive of $(8), $(14), $59 and $321 of share-based compensation for the three months ended December 31, 2003 and 2002, and for the year ended December 31, 2003 and 2002, respectively.

(3) Inclusive of $1, $(7), $24 and $298 of share-based compensation for the three months ended December 31, 2003 and 2002, and for the year ended December 31, 2003 and 2002, respectively.

(4) Inclusive of $(5), $(7), $33 and $1,143 of share-based compensation for the three months ended December 31, 2003 and 2002, and for the year ended December 31, 2003 and 2002, respectively.

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2003	2002
Cash flows used in operating activities:
Net loss	$(54,094)	$(802,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of accounting change, net of tax	—	129,852
Impairment of goodwill	—	514,501
Impairment of intangible assets	1,497	24,796
Depreciation and amortization of property and equipment	7,490	10,276
Amortization of intangible assets and goodwill	14,679	18,326
Amortization of share-based compensation	171	3,039
Non-cash employee compensation	889	752
Provision for doubtful accounts	168	1,758
Non-cash restructuring costs	532	8,145
Impairment of equity investments	—	10,923
Share of losses of equity investee	—	7,275
In-process research and development	—	1,000
Minority interest	(171)	(518)
Changes in operating assets and liabilities:
Accounts receivable	(1,454)	11,700
Due from MIH Limited entities	—	4,290
Prepaid expenses and other current assets	602	5,030
Other assets	2,308	1,728
Accounts payable	(923)	(1,155)
Accrued liabilities	(5,558)	(4,293)
Accrued restructuring	(11,873)	10,865
Due to Liberty Broadband	(526)	527
Deferred revenue	3,777	(138)

Net cash used in operating activities	(42,486)	(43,885)
Cash flows provided from investing activities:
Purchase of property and equipment	(2,944)	(7,693)
Sale of eSchool	1,000	—
Cash used for acquisition of Wink, net of cash acquired	—	(79,908)
Cash used for acquisition of ACTV, net of cash acquired	(643)	(1,543)
Cash used for acquisition of BettingCorp, net of cash acquired	(9,487)	—
Proceeds from sale of marketable debt securities	111,697	208,149
Purchase of marketable debt securities	(51,384)	(110,671)
Private equity investments	—	(3,000)

Net cash provided from investing activities	48,239	5,334
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	2,466	856
Capital contribution from MIH Limited	793	6,531

Net cash provided from financing activities	3,259	7,387
Effect of exchange rate changes on cash and cash equivalents	167	483

Net increase (decrease) in cash and cash equivalents	9,179	(30,681)
Cash and cash equivalents, beginning of year	38,568	69,249

Cash and cash equivalents, end of year	$47,747	$38,568